Exhibit 99.(h)(2)(F)

SIXTH AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

AMERICAN BEACON FUNDS AND AMERICAN BEACON INSTITUTIONAL FUNDS TRUST, EACH ON BEHALF OF ITS RESPECTIVE SERIES, AS LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Sixth Amendment (this “Amendment”) dated __May 27__, 2020 is between each AMERICAN BEACON investment company listed on Schedule B (each, a “Trust”), severally and not jointly, each acting solely on behalf of its series listed on Schedule B, severally and not jointly (a Trust acting on behalf of one of its series, a “Fund,” and the Trusts acting on behalf of their respective series, collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY, acting either directly or through any State Street affiliates (collectively “State Street”).

Reference is made to a Securities Lending Authorization Agreement dated the 16th day of February 2017, as in effect immediately prior to the date of this Amendment (the “Agreement”), between the Funds and State Street.

WHEREAS, the Trust and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.       Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.       Amendment.

Schedule C to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule C attached to this Amendment.

3.       Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of the Agreement will at all times comply with all applicable laws and regulations.

4.       Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5.       Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Sixth Amendment by affixing their duly authorized signatures below.

EACH TRUST, acting solely on behalf of each of its respective series as listed on Schedule B, severally and not jointly		STATE STREET BANK AND TRUST COMPANY
By:	/s/ Paul B. Cavazos	By:	/s/ Francesco Squillacioti
Name:	Paul B. Cavazos	Name:	Francesco Squillacioti
Title:	Vice President	Title:	Senior Managing Director

Schedule C

This Amended and Restated Schedule is attached to and made part of the Securities Lending Authorization Agreement dated the 16th day of February 2017 between each AMERICAN BEACON investment company listed on Schedule B (each, a “Trust”), severally and not jointly, each acting solely on behalf of its series listed on Schedule B, severally and not jointly (a Trust acting on behalf of one of its series, a “Fund,” and the Trusts acting on behalf of their respective series, collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Australia
Australia and New Zealand Banking Group Ltd.
Citigroup Global Markets Australia Pty Limited
Commonwealth Bank of Australia
Credit Suisse Equities (Australia) Limited
Deutsche Capital Markets Australia Ltd.
Deutsche Securities Australia Ltd.
J.P. Morgan Securities Australia Limited
MacQuarie Bank Ltd.
Merrill Lynch Equities (Australia) Limited
Morgan Stanley Australia Securities Limited
National Australia Bank Limited
Royal Bank of Canada (Sydney Branch)
UBS AG (Sydney Branch)
Westpac Banking Corporation
Canada
Bank of Montreal
Bank of Nova Scotia
BMO Nesbitt Burns Inc.
Canadian Imperial Bank of Commerce
CIBC World Markets Inc.
HSBC Securities (Canada) Inc.
Merrill Lynch Canada Inc.
National Bank Financial Inc.
National Bank of Canada
Ontario Teachers’ Pension Plan Board
Public Sector Pension Investment Board
RBC Dominion Securities Inc.
Royal Bank of Canada
Scotia Capital Inc.
Societe Generale (Canada Branch)
State Street Bank & Trust Co. (Canada Branch) (ECM)
TD Securities Inc.
The Bank of Nova Scotia (Toronto)
Toronto-Dominion Bank

Denmark
Danske Bank A/S
France
BNP Paribas (Paris Branch)
BNP Paribas Arbitrage SNC
BNP Paribas SA
Natixis
SG Options Europe
Societe Generale SA
Germany
Commerzbank AG
Deutsche Bank AG
SEB AG (Frankfurt Branch)
Ireland
Bank of Montreal Ireland PLC
Netherlands
ABN AMRO Bank N.V.
Cooperatieve Centrale Raiffeisen-Boerenleenbank BA (Rabobank Nederland)
ING Bank NV
Sweden
Skandinaviska Enskilda Banken
Switzerland
UBS AG
U.K.
Abbey National Treasury Services plc
Bank of Nova Scotia (London Branch)
Barclays Bank plc
Barclays Capital Securities Limited
BMO Capital Markets Limited
BNP Paribas (London Branch)
Canadian Imperial Bank of Commerce (London Branch)
Citigroup Global Markets Limited
Commerzbank AG (London Branch)
Credit Suisse Securities (Europe) Limited.
Daiwa Capital Markets Europe Limited
Deutsche Bank AG (London Branch)
Goldman Sachs International
HSBC Bank plc
ING Bank N.V. (London Branch)
Jefferies International Ltd.
JP Morgan Securities PLC
Lloyds Bank PLC
MacQuarie Bank Ltd. (London Branch)
Merrill Lynch International
Mizuho International Plc
Morgan Stanley & Co. International plc.

Rabobank Nederland
RBC Europe Limited
Scotiabank Europe PLC
Societe Generale SA (London Branch)
Standard Chartered Bank
State Street Bank GMBH (London Branch)
UBS AG (London Branch)
UBS Limited
Santander UK PLC
Lloyds Bank Corporate Markets PLC
U.S.
Abbey National Treasury Services Plc (US Branch)
Bank of Nova Scotia (Houston Branch)
Bank of Nova Scotia (New York Branch)
Barclays Capital Inc.
BMO Capital Markets Corp.
BNP Paribas (New York Branch)
BNP Paribas Prime Brokerage, Inc.
BNP Paribas Securities Corporation
Charles Schwab & Co Inc.
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Commerz Markets LLC
Credit Agricole Corporate and Investment Bank (New York Branch)
Credit Suisse Securities (USA) LLC
Daiwa Capital Markets America Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co.
HSBC Securities (USA) Inc.
Industrial and Commercial Bank of China Financial Services LLC
ING Financial Markets LLC
Janney Montgomery Scott LLC
Jefferies LLC
JP Morgan Securities LLC.
MacQuarie Capital (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith, Inc.
Mitsubishi UFJ Securities (USA) Inc.
Mizuho Securities USA Inc.
Morgan Stanley & Co. LLC
National Financial Services LLC.
Natixis Securities Americas, LLC
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
Sanford C. Bernstein & Co., LLC
Scotia Capital (USA) Inc.
SG Americas Securities LLC

Societe Generale SA (NY Branch)
State Street Bank and Trust Company
State Street Corporation
TD Ameritrade Clearing Inc.
TD Securities (USA) LLC
UBS Securities LLC
Wells Fargo Bank National Association
Wells Fargo Securities, LLC
Banco Santander, S.A. (NY Branch)
BofAML Securities, Inc.